Exhibit 13.2

Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Annual Report of pSivida Limited (the “Company”) on Form 20-F for the period ending June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Soja, Vice President of Finance, Chief Financial Officer and Treasurer of the Company, certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 1, 2007

/s/ Michael J. Soja
Name:	Michael J. Soja
Title:	Vice President of Finance, Chief Financial Officer and Treasurer